UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

GTx, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2010, GTx, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders at the Company’s corporate offices in Memphis, Tennessee. At the Annual Meeting, the Company’s stockholders voted on the following two proposals:

(a) Proposal to elect the three Class III director nominees named below to serve until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of the three named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Vote
Michael G. Carter, M.D., Ch.B, F.R.C.P.	25,167,741	946,420	6,864,316
J.R. Hyde, III	24,894,739	1,219,422	6,864,316
Mitchell S. Steiner, M.D., F.A.C.S	26,001,654	112,507	6,864,316

The Company’s Class I directors, Robert W. Karr, M.D., Kenneth S. Robinson, M.D., M.Div. and Timothy R. G. Sear, will each continue to serve on the Company’s Board of Directors until the Company’s 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company’s Class II directors, J. Kenneth Glass, Marc S. Hanover and John H. Pontius, will each continue to serve on the Company’s Board of Directors until the Company’s 2012 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

(b) Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
32,845,952	110,123	22,402	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: May 4, 2010

By: /s/ Mark E. Mosteller
Name: Mark E. Mosteller
Title: Vice President, Chief Financial Officer and Treasurer